UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        August 10, 2004

DIAMOND ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

NEW JERSEY (State or other jurisdiction of incorporation or organization)	0-17953 (Commission File Number)	22-2748019 (I.R.S. Employer Identification No.)

800 Tucker Lane, Walnut, California   91789
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (909) 839-1989

____________________________________________________
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.

Other Events and Regulation FD Disclosure

Diamond Entertainment Corporation (the “Company”), dba e-DMEC, (OTCBB: DMEC) announced on August 11, 2004 that it is not directly or indirectly affiliated with, or otherwise associated with, the defendants in SEC v. Autocorp Equities, Inc. et al., Docket No. 2:98CV 05625 (U.S.D.C., D. Ut.)  In that complaint, which was filed by the SEC in 1998, the SEC alleges that the defendants engaged in a scheme to inflate the assets of a privately-held company named Diamond Entertainment, Inc.  That entity is not related in any way to the Company or its officers, directors, or principal shareholders.  On August 6, 2004, the SEC announced that the District Judge had granted in part the SEC’s motion for summary judgment against one of the defendants, and referred in the announcement to the scheme to inflate the assets of the privately-held corporation.  At least one news source mistakenly identified the Company as being the privately-held company which is referred to in the SEC announcement.  The news source subsequently corrected its error.

Mr. Fred U. Odaka, Chief Financial Officer of the Company, stated:  “There are several corporations that are in no way affiliated with the Company that utilize the phrase “Diamond Entertainment” as part of their corporate name.  Unfortunately, one such unaffiliated corporation was involved in a merger several years ago that is the subject of an SEC complaint.  We are not directly or indirectly involved in that complaint.”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 13, 2004

DIAMOND ENTERTAINMENT CORPORATION.

By: /s/  Fred U. Odaka

       Fred U. Odaka, Chief Financial Officer